SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report(Date of earliest event reported)November 15,2000(November 1,2000)
                                               ---------------------------------


                              RANCON REALTY FUND V,
                        A CALIFORNIA LIMITED PARTNERSHIP
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)


         California                     0-16467                33-0098488
     --------------------          -----------------       --------------------
        (State or other             (Commission               (IRS Employer
        jurisdiction of              File Number)        Identification Number)
        incorporation)


        400 South El Camino Real, Suite 1100, San Mateo, California 94402
        -----------------------------------------------------------------
                    (Address of principal executive offices)

Registrant's Telephone number, including area code:   (650) 343-9300
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Item 5.           Other Events

Rancon Realty Fund V, a California Limited Partnership (the "Partnership") has commenced an offer for the redemption of certain of its units of limited partnership interest. The Partnership is offering to redeem at a price of $284 per Unit those of its Units held by each investor who owns no more than four Units in total under any single registered title (the "Small Investments"). As of September 30, 2000, there were an aggregate of 16,998 Units held in Small Investments by 6,415 investors.

The Units subject to the Partnership's offer represent approximately 17.6% of the Units outstanding as of September 30, 2000. The general partners of the Partnership and their affiliates in the aggregate own 103 Units, none of which will be repurchased pursuant to the Partnership's offer.












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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   RANCON REALTY FUND V,
                                   a California Limited Partnership (Registrant)


Date:  November 15, 2000           By:        Rancon Financial Corporation
                                              General Partner

                                      By:       /s/ Daniel L. Stephenson
                                                ------------------------
                                                Daniel L. Stephenson
                                                President











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